SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                 -------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                      (Date of earliest event reported):

                                 August 12, 1998

                   ----------------------------------------


                             THERMOTREX CORPORATION
             (Exact name of Registrant as specified in its charter)


Delaware                        1-10791                        52-1711436
(State or other               (Commission                   (I.R.S. Employer
jurisdiction of               File Number)               Identification Number)
incorporation or
organization)


10455 Pacific Center Court
San Diego, California                                              92121
(Address of principal executive offices)                         (Zip Code)


                                (619) 646-5300
                         (Registrant's telephone number
                              including area code)

Item 5.     Other Events

     On August 12, 1998, Thermo Electron Corporation ("Thermo Electron"), the Registrant's parent corporation, issued a press release, attached hereto as
Exhibit 99, regarding a proposed corporate reorganization involving certain of Thermo Electron's subsidiaries, including the Registrant.


Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial Statements of Business Acquired: not applicable.

      (b)   Pro Forma Financial Information: not applicable.

      (c)   Exhibits

            99    Press Release of Thermo Electron, dated August 12, 1998

                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 12th day of August, 1998.



                                          THERMOTREX CORPORATION


                                          By:/s/ Kenneth J. Apicerno
                                             Kenneth J. Apicerno
                                             Treasurer

EXHIBIT 99

THERMO ELECTRON PROPOSES CORPORATE REORGANIZATION

WALTHAM, Mass., August 12, 1998 -- Thermo Electron Corporation (NYSE-TMO) today announced that its board of directors has authorized a proposed corporate reorganization. The goals of the plan are to:

     -    Reduce  the   complexity   of  the  company's   corporate   structure,
     - Consolidate and strategically realign certain businesses to enhance their competitive market positions and improve management coordination, and
     - Increase the liquidity in the public markets for stock of the company's publicly traded subsidiaries by providing larger market floats.

      The proposed reorganization is expected to reduce the number of Thermo Electron's majority-owned public subsidiaries from 23 to 15. The company expects to promptly begin implementation of the reorganization, although it may take up to two years to complete all aspects of the plan.

      George N. Hatsopoulos, chairman of Thermo Electron, said, "We firmly believe that spinouts continue to offer many advantages. The strategy is dynamic
- allowing us to respond to changes in the marketplace and revamp those parts of the structure that no longer meet our goals for a public subsidiary. In some cases, the potential rewards for some of our companies have become out of line with the risks. We will continue to closely monitor the performance of our spinouts to assess their viability in the public markets. I wish to stress that the benefits we anticipate from this reorganization are long term. We do not anticipate any material benefits in the short term."

      John N. Hatsopoulos, president and chief financial officer of Thermo Electron, added, "Our number one goal for this plan is to simplify our company. We also expect that larger, more closely aligned businesses will strengthen our competitive positions. Larger size should create better liquidity for investors by increasing the public float, and, we believe, keep in proper perspective some of the problems experienced by our smaller subsidiaries."

      The proposed corporate reorganization is best outlined in four general categories:

   1. Reorganization of biomedical businesses. The wholly owned biomedical group of Thermo Electron, called Thermo Biomedical, would be transferred to Thermo Electron's Thermedics subsidiary to better position the company to expand its presence in that marketplace, while creating a focused company for healthcare investors. Thermo Biomedical, which includes Bear Medical Systems Inc.; Bird Products Corporation; Bird Life Design Corporation; Stackhouse Inc.; SensorMedics Corporation; Medical Data Electronics, Inc.; and Nicolet Biomedical Inc., had unaudited 1997 revenues of

                                       -more-

      $232 million. These companies would be transferred from Thermo Electron to Thermedics in exchange for Thermedics shares.

   2. Realignment of instrument companies. First, Thermedics' non-biomedical public subsidiaries - Thermo Sentron, Thermedics Detection, and Thermo Voltek (if not sold to an unaffiliated third party) - would be transferred to Thermo Electron's Thermo Instrument Systems subsidiary, creating efficiencies by aligning these industrial instrumentation businesses with the instrument family of companies for a better strategic fit. Thermedics' majority ownership in each of these subsidiaries would be transferred to Thermo Electron for shares of Thermedics common stock held by Thermo Electron. Thermo Electron, in turn, would transfer these equity interests to Thermo Instrument Systems in exchange for cash. If Thermo Voltek is not sold to an unaffiliated third party, it would become a wholly owned subsidiary of Thermo Instrument Systems.
            Second, two public Thermo Instrument Systems subsidiaries - Metrika Systems and ONIX Systems - and Thermo Sentron, would be merged to form one combined majority-owned public subsidiary of Thermo Instrument Systems. The company believes that the combined entity, with complementary products, technologies, and distribution networks, would be better able to address the market for industrial sensors and advanced process control systems. Shareholders of each of the three companies would receive shares of common stock in the combined entity in exchange for their shares in the subsidiaries.
            Third, ThermoSpectra, a public subsidiary of Thermo Instrument Systems, along with Thermedics Detection, would be taken private and become wholly owned subsidiaries of Thermo Instrument Systems. ThermoSpectra and Thermedics Detection shareholders would receive cash or Thermo Instrument Systems common stock in exchange for their shares of common stock of ThermoSpectra or Thermedics Detection.

   3. Consolidation of industrial outsourcing companies. The public and private subsidiaries of Thermo Electron's Thermo TerraTech subsidiary - Thermo Remediation, The Randers Group, and Thermo EuroTech - would be consolidated into Thermo TerraTech to strengthen the group's ability to compete in the industrial and environmental outsourcing markets, as well as enhance their ability to withstand adverse market conditions. Shareholders of each of these subsidiaries would receive common stock in Thermo TerraTech in exchange for their shares in the subsidiaries.

   4. Other strategic reorganizations. Thermo Coleman, a private subsidiary of Thermo Electron, would be merged into Thermo Electron's ThermoTrex subsidiary, consolidating the company's R&D and government-contract work within one entity to offer greater efficiencies and enhance opportunities to develop and commercialize technologies. Thermo Coleman shareholders would receive shares of ThermoTrex common stock in exchange for their Thermo Coleman shares.
            Also, Thermo Power, a public subsidiary of Thermo Electron, would be taken private and become a wholly owned subsidiary of Thermo Electron. Shareholders of Thermo Power would receive cash or Thermo Electron common stock in exchange for their shares of Thermo Power common stock.

                                       -more-


      All convertible debentures previously issued by subsidiaries that will no longer be majority-owned entities following this reorganization will be assumed by the surviving public parent company, and will be convertible into common stock of that company. Thermo Electron's guarantee of each of these convertible debentures will not be affected by the proposed reorganization.

      While  these   transactions  will  generate   numerous  costs,   including
investment banking fees, legal fees, and government filings, the company does not believe that any significant restructuring charges will be necessary.

      The company also plans to divest of certain non-strategic businesses, totaling approximately $100 million in revenues, that no longer fit its profile for long-term growth potential.

                        Proposed Corporate Reorganization
                    Boldface type indicates public entity (*)



*Thermo Electron                        *Thermo Instrument
      Thermo Power                           Thermedics Detection
      Tecomet                                ThermoSpectra
      Peter Brotherhood                      Thermo Voltek
      Napco                                  *ThermoQuest
                                             *Thermo BioAnalysis
*Thermo Ecotek                               *Thermo Optek
                                             *Thermo Vision
*Thermo Fibertek                             *New Co. (Thermo Sentron,
      *Thermo Fibergen                        Metrika Systems, ONIX
                                              Systems)

*Thermo TerraTech                       *ThermoTrex
      Thermo Remediation                     Thermo Coleman
      Randers Group                          *Trex Medical
      Thermo EuroTech                        *ThermoLase

*Thermedics
      Thermo Biomedical
      *Thermo Cardiosystems

      All of these transactions will be subject to numerous conditions, including establishment of prices and exchange ratios, confirmation of anticipated tax consequences, approval by the board of directors (including the independent directors) of each of the affected majority-owned subsidiaries, negotiation and execution of definitive purchase and sale or merger agreements, clearance by the Securities and Exchange Commission of registration statements and/or proxy materials regarding the proposed transactions, and, where appropriate, fairness opinions from investment banking firms. Any such transactions that will involve a public offering of securities will be made only by means of a prospectus.


                                     -more-




      Thermo Electron Corporation is a world leader in analytical and monitoring instruments; biomedical products including heart-assist devices, respiratory-care equipment, and mammography systems; and paper recycling and papermaking equipment. The company also develops alternative-energy systems and clean fuels, provides a range of services including industrial outsourcing and environmental-liability management, and conducts research and development in advanced imaging, laser communications, and electronic information-management technologies. With annual worldwide sales of $3.6 billion, Thermo Electron has approximately 22,000 employees and operations in 23 countries. Headquarters are in Waltham, Massachusetts. More information is available on the Internet at http://www.thermo.com.

This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" in Exhibit 13 to the company's annual report on Form 10-K, as amended, for the year ended January 3, 1998. These include risks and uncertainties relating to: the company's spinout and acquisition strategies, competition, international operations, technological change, possible changes in governmental regulations, regulatory approval requirements, capital spending and government funding policies, dependence on intellectual property rights, and the potential impact of the year 2000 on processing date-sensitive information. In addition to the foregoing risks, the proposed corporate reorganization is subject to the risk that the contemplated benefits of the plan will not be achieved.


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